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                                                                    EXHIBIT 10.1

                            FORRESTER RESEARCH, INC.
                REGISTRATION RIGHTS AND NONCOMPETITION AGREEMENT


         THIS REGISTRATION RIGHTS AND NONCOMPETITION AGREEMENT (the "Agreement") is made as of the __th day of _____, 1996, between Forrester Research, Inc. ("Forrester") and George F. Colony (the "Stockholder").

                                    RECITALS

         WHEREAS, Forrester desires that the Stockholder agree to the provisions of Sections 2 and 3 hereof to protect the confidential information and other goodwill of Forrester; and

         WHEREAS, the Stockholder desires that Forrester grant him the registration rights set forth in Section 1 and agree to comply with the other provisions set forth herein;

         NOW THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Forrester and the Stockholder agree as follows:

                                    AGREEMENT

         1.       REGISTRATION RIGHTS.

                  (a) Piggyback Registration Rights. At any time following the closing of the initial public offering of Forrester's common stock, $.01 par value per share (the "Common Stock"), whenever Forrester proposes to register any of its Common Stock for its own or others' account under the Securities Act of 1933, as amended (the "1933 Act"), for a public offering for cash, other than a registration relating to employee benefit plans, Forrester will give the Stockholder prompt written notice of its intent to do so. Upon the written request of the Stockholder given within ten (10) days after receipt of such notice, Forrester will use its best efforts to cause to be included in such registration all of the Common Stock owned by that one Stockholder which he requests be included. If Forrester is advised in writing in good faith by any managing underwriter of the offering that the number of shares to be sold by persons other than Forrester is greater than the number of such shares which can be offered without adversely affecting the offering, Forrester may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such person), including the Stockholder, to a number deemed satisfactory by such managing underwriter.
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                  (b) Demand Registrations. At any time following six months after the closing of the initial public offering of the Common Stock, the Stockholder may request, in writing, that Forrester effect the registration of a number of shares having a fair market value at such time of no less than five million dollars ($5,000,000). If the Stockholder intends to distribute the shares in an underwritten offering, he shall so advise Forrester in his request. Forrester shall, as expeditiously as possible, use its best efforts to effect the registration of all such shares. Forrester shall not be required to effect more than two registrations pursuant to this Section 1(b). In addition, Forrester shall not be required to effect any registration within six months after the effective date of any other registration statement filed by Forrester with the Securities and Exchange Commission (the "Commission") for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                  (c) Registration Procedures. Forrester shall bear expenses incurred in connection with the registrations under this Agreement (including all registration, filing, qualification, printer's and accounting fees, but excluding underwriting commissions and discounts). In connection with each registration pursuant to paragraph (b) of this Section 1, Forrester shall (i) use its best efforts to prepare and file with the Commission as soon as reasonably practicable, a registration statement with respect to the Common Stock and use its best efforts to cause such registration statement to promptly become and remain effective for a period of at least one-hundred twenty (120) days (or such shorter period during which the Stockholder shall have sold all shares which he requested to be registered); (ii) use its best efforts to register and qualify the Common Stock covered by such registration statement under applicable state securities laws as the Stockholder shall reasonably request for the distribution of the Forrester Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

                  (d) Underwriting Arrangement. In connection with each registration pursuant this Section 1 for an underwritten public offering, Forrester and the Stockholder agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of Forrester's size and investment stature, including indemnification and contribution provisions.

                  (e) Availability of Rule 144. Forrester shall not be obligated to register shares of Common Stock held by the Stockholder at any time when the resale

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                  provisions of Rule 144 promulgated under the 1933 Act are
                  available to the Stockholder without limitation as to volume.

                  (f) Market Standoff. In consideration of the granting to the Stockholder of the registration rights under this Agreement, the Stockholder agrees that he will not sell, transfer or otherwise dispose of, including without limitation through put or short sale arrangements, shares of Forrester Stock in the ten (10) days prior to the effectiveness of any registration of Forrester Stock for sale to the public and for up to ninety
                  (90) days following the effectiveness of such registration, provided that all directors, executive officers and holders of more than five percent (5%) of the outstanding Common Stock agree to the same restrictions.

         2.       CONFIDENTIALITY.

                  (a) Nondisclosure and Nonuse of Confidential Information. The Stockholder acknowledges that Forrester continually develops Confidential Information, that the Stockholder may develop Confidential Information (as defined in Section 4 below) for Forrester, and that the Stockholder may learn of Confidential Information during the course of the Stockholder's employment with Forrester. The Stockholder agrees to comply with Forrester's policies and procedures for protecting Confidential Information and except as required by the proper performance of the Stockholder's duties, the Stockholder agrees never, directly or indirectly, to use or disclose any Confidential Information without the prior written consent of Forrester's Board of Directors or an officer of Forrester designated by the Board of Directors. This restriction shall continue to apply after the Stockholder's employment terminates.

                  (b) Use and Return of Property and Documents. The Stockholder agrees to protect the integrity of Confidential Information and keep confidential (a) all documents, records, tapes, and other media ("Documents") in which Confidential Information may be contained, (b) all Confidential Information in electronic form ("Electronic Information"), and (c) all other Confidential Information not reduced to written or electronic form. The Stockholder will not copy any Documents or Electronic Information except as required by the nature of the Stockholder's duties. The Stockholder will not remove any Documents or copies from Forrester's premises, or transmit any Electronic Information outside of Forrester's internal electronic network, unless authorized by Forrester's Board of Directors or an officer of Forrester designated by the Board of Directors. The Stockholder will return to Forrester immediately after the Stockholder's employment terminates all Documents and copies thereof, all Electronic Information (in whatever form), and any other property of Forrester then in the Stockholder's possession or control.

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                  (c) Assignments of Rights. The Stockholder agrees to disclose promptly and fully all Intellectual Property (as defined in paragraph (a) of Section 4 to Forrester. The Stockholder hereby assigns and agrees to assign to Forrester (or as otherwise directed by Forrester) the Stockholder's full right, title, and interest to all Intellectual Property. The Stockholder agrees to execute any and all applications for domestic and foreign patents, copyrights, or other proprietary rights and do such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by Forrester to assign the Intellectual Property to Forrester and to permit Forrester to enforce any patents, copyrights, or other proprietary rights in the Intellectual Property. The Stockholder will not charge Forrester for the Stockholder's time spent in complying with these obligations. All copyrightable works that the Stockholder creates shall be considered "works made for hire."

         3.       NONCOMPETITION, ETC.

                  (a) Non-Recruitment. For a period of one (1) year after the Stockholder's employment with Forrester terminates, the Stockholder agrees that he will not, and will not assist anyone else to (i) hire or attempt to hire any employee of Forrester, (ii) encourage any employee of Forrester to discontinue employment or any former employee to become employed in any business directly or indirectly competitive with Forrester's business, or (iii) encourage any independent contractor or supplier of Forrester to discontinue its relationship or violate any agreement with Forrester.

                  (b) Restricted Activities. The Stockholder agrees that some restrictions on the Stockholder's activities during and after the Stockholder's employment are necessary to protect the goodwill, Confidential Information, and other legitimate interests of Forrester. While the Stockholder is employed by Forrester, the Stockholder agrees not to undertake any planning for any outside business competitive with Forrester. During the Stockholder's employment and for a period of one
                  (1) year after the Stockholder's employment terminates, (the "Restriction Period"), the Stockholder will not compete, directly or indirectly, with Forrester in the Territory described below, whether as an employee, consultant, agent, partner, owner, investor, or otherwise. Specifically, but without limiting the foregoing, the Stockholder agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of Forrester as conducted or under consideration at any time during the Stockholder's employment. The Stockholder further agrees that during the Restriction Period, the Stockholder will not accept employment or a consulting position with any person who is, or at any time within one (1) year prior to termination of the Stockholder's employment was,

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                  a customer of Forrester if such employment or consulting
                  position involves the rendering of services by the Stockholder that are similar to any Products (as defined in paragraph (a) of Section 4) of the type offered by Forrester to such customer. For purposes of this provision, the business of Forrester shall include all Products offered by Forrester in any manner or under development, and the Stockholder's undertaking shall encompass all items, products, and services that may be used in substitution for Products. The foregoing restrictions shall not prevent the Stockholder from owning one percent (1%) or less of the equity securities of any publicly traded company. The Stockholder acknowledges that Forrester's business is global in scope and therefore that the "Territory" referred to above shall include the entire world.

                  (c) Notification Requirement. Until six (6) months after the Restriction Period set forth in Section 3(b), the Stockholder agrees to notify Forrester in writing of any change in the Stockholder's address and of each new job or other business activity in which the Stockholder plans to engage, at least thirty (30) days prior to beginning such job or activity. Such notice shall state the name and address of any new employer and the nature of the Stockholder's position.


         4.       MISCELLANEOUS.

                  (a) Definitions. For the purposes of this Agreement, the following definitions shall apply:

                           Forrester as used in Sections 2, 3 and 4 means Forrester Research, Inc., a Delaware corporation, and all subsidiaries and other companies owned or controlled by it.

                           Products shall mean all products and product packaging (written, electronic, consultative, event, or otherwise) which are researched, developed, planned, published, sold, licensed, or otherwise distributed or put into use by Forrester, including, without limitation, all research published or planned by Forrester, all research groups created or planned by Forrester, and all services and events provided or planned by Forrester, during the term of the Stockholder's employment.

                           Intellectual Property means inventions, discoveries, developments, improvements, methods, processes, compositions, works, concepts, and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed, or reduced to practice by the Stockholder (whether alone or with others, and whether or not during normal business hours or on or off Forrester premises) during the

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                           Stockholder's employment that relate to either the
                           Products or any prospective activity of Forrester known to the Stockholder as a result of the Stockholder's employment.

                           Confidential Information shall mean any and all information of Forrester that is not generally known by others with whom Forrester does or plans to compete or do business. The Confidential Information includes, without limitation, such information, whether written, electronic, or oral, relating to (i) the development, research, and sales and marketing activities of Forrester; (ii) the Products; (iii) the financial information of Forrester, including without limitation actual and forecasted bookings, revenues, expenses, profit and prices; (iv) the strategic plans of Forrester; (v) the identity and special needs of the customers and prospective customers of Forrester; and (vi) people and organizations with whom Forrester has business relationships and (vii) those relationships. Confidential Information includes information in electronic form, including, without limitation, information on Forrester's electronic network and files, and other information that is not reduced to writing. Confidential Information also includes such information that Forrester may receive or has received belonging to customers or others who do business with Forrester and, except to the extent disclosed by Forrester on a nonconfidential basis, the Intellectual Property.

                  (b) Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns, any successor of Forrester by reorganization, merger, consolidation, or liquidation, any assigns of substantially all of the business or assets of Forrester or of any division or line of business of Forrester with which the Stockholder is at any time associated, and the heirs, devisees and legal representatives of the Stockholder.

                  (c) Entire Agreement and Amendments. This Agreement constitutes the entire agreement and understanding between the Stockholder and Forrester and supersedes any prior or contemporaneous agreement or understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Stockholder and Forrester (acting through its officers, duly authorized by its Board of Directors).

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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                  (e) Notices. All notices or communications required or
                  permitted hereunder shall be in writing and may be given (i) by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) by a reputable overnight courier service, (iii) by facsimile (immediately confirmed by telephone) or (iv) by delivering the same in person to an officer or agent of such party. Notices shall be deemed to have been given (a) if sent by United States mail, on the fourth day following mailing, (b) if sent by overnight courier, on the day following delivery by the sending party to the courier service and (c) if sent by facsimile, on the day the facsimile is confirmed as having been received. Notices shall be addressed as follows:

                  If to Forrester Research, Inc.

                  1033 Massachusetts Avenue
                  Cambridge, Massachusetts  02138
                  Attention:  General Counsel
                  Telephone:    617-497-7090
                  Telecopy:     617-491-2863

         with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts  02110-2624
                  Attention: Ann L. Milner, Esq.
                  Telephone:    617-951-7000
                  Telecopy:     617-951-7050

                  If to  the Stockholder:

                  George F. Colony
                  Forrester Research, Inc.
                  1033 Massachusetts Avenue
                  Cambridge, MA  02138

                  (f) Governing Law and Consent to Jurisdiction. This Agreement shall take effect as an instrument under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. In the event of any alleged breach of this Agreement, the Stockholder hereby consents and submits to the jurisdiction of the federal and state courts in and of (i) The Commonwealth of Massachusetts and (ii) the states in which any subsequent employer may be incorporated or have its principal office. The Stockholder

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                  will accept service of process by registered or certified mail or the equivalent directed to the Stockholder's last known address on the books of Forrester or by whatever other means are permitted by such court.

                  (g) Remedies. The Stockholder acknowledges that, were the Stockholder to breach the provisions of this Agreement, the harm to Forrester would be irreparable. The Stockholder therefore agrees that, in addition to damages and attorneys' fees, Forrester shall be entitled to obtain (and the Stockholder will not contest) preliminary and permanent injunctive relief against any such breach, without having to post a bond.

                  (h) Interpretation. If any provision in this Agreement should, for any reason, be held invalid or unenforceable in any respect, it shall not affect any other provisions and shall be construed by limiting it so as to be enforceable to the maximum extent compatible with applicable law.

                  (i) Waiver of Breach. The waiver by Forrester of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       FORRESTER RESEARCH, INC.

                                       By:
                                             -----------------------------
                                       Title:



                                       ----------------------------
                                       George F. Colony

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